                                                                   EXHIBIT 99.2


                                                   VERSION 2:  OFFICE PROPERTIES

PROSPECTUS

               AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The mortgage pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Office buildings will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

                                                  (cover continued on next page)

                          -------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
 OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL
       SERVICER, ANY PRIMARY SERVICER, AMRESCO, INC., THE TRUSTEE, THE
       UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE
        CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE
             INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
               INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE
                  EXTENT PROVIDED IN THE RELATED PROSPECTUS
                  SUPPLEMENT. THE ASSETS IN EACH TRUST FUND
                  WILL BE HELD IN TRUST FOR THE BENEFIT OF
                    THE HOLDERS OF THE RELATED SERIES OF
                     CERTIFICATES PURSUANT TO A POOLING
                     AND SERVICING AGREEMENT AND ONE OR
                       MORE SERVICING AGREEMENTS, OR A
                          TRUST AGREEMENT, AS MORE
                           FULLY DESCRIBED HEREIN.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
                       REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

                          -------------------------

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE ___ HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                          -------------------------

           THE DATE OF THIS PROSPECTUS IS                       , 199

                                                   VERSION 2:  OFFICE PROPERTIES


[To be inserted in the TABLE OF CONTENTS, immediately following "RISK FACTORS--RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGE PROPERTIES."]

Risks Particular to Office Properties . . . . . . . [page no.]

                                                   VERSION 2:  OFFICE PROPERTIES


[To be inserted under "RISK FACTORS," immediately following "RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGE PROPERTIES."]

RISKS PARTICULAR TO OFFICE PROPERTIES

         In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population and employment growth (which creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. In addition, office properties may be adversely affected by an economic decline in the business operated by their tenants.
Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). If office properties have a single tenant or if there is a significant concentration of tenants in a particular business or industry, the risk of such an economic decline increases.

                                                   VERSION 2:  OFFICE PROPERTIES


[To be inserted under "DESCRIPTION OF THE TRUST FUNDS," immediately following "MORTGAGE LOANS--GENERAL."]


Mortgage Loans Secured by Office Properties

         Significant factors affecting the value of office properties include, without limitation, the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting or hoteling to satisfy space needs), tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by their tenants. If office properties have a single tenant or if there is a significant concentration of tenants in a particular business or industry, the risk of such an economic decline increases.

         Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features).

         The success of an office property also depends on the local economy. Factors such as labor cost and quality, tax environment and such quality of life matters as schools and cultural amenities are generally considered in the decision of a business to locate its headquarters in a particular area. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.